SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report:  June 30, 2004

                          ENERGY CORPORATION OF AMERICA
             (Exact name of registrant as specified in its charter)

                                  333-29001-01
                          (Commission  File  Number)

                                  West Virginia
                 (State or other jurisdiction of incorporation)

                                   84-1235822
                      (IRS Employer Identification Number)

                      4643 South Ulster Street, Suite 1100
                             Denver, Colorado 80237
              (Address of principal executive offices and zip code)

                                 (303) 694-2667
              (Registrant's telephone number, including area code)


              ITEM  5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On June 30, 2004, the Company issued a press release announcing that it has commenced an asset sale offer for the purchase of up to $34 million aggregate principal amount of its 9 1/2% Senior Subordinated Notes due 2007 (the
"Securities"). Under the terms of the offer, the Company will purchase the Securities at a purchase price of $1,000 per $1,000 principal amount of the Securities, plus accrued and unpaid interest to but excluding such date of payment. The offer will expire at 5:00 p.m., New York City time, on July 28, 2004, unless extended. Payment for tendered Securities will be made in same day funds no later than the fifth business day following expiration of the offer. The Bank of New York will act as Depositary for the offer. A copy of the press release is attached as Exhibit 99.13.


ITEM  7.   EXHIBITS.

     Ex.  99.13          Press  Release.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ENERGY  CORPORATION  OF  AMERICA


                                      By:       /s/  Michael  S.  Fletcher
                                         -------------------------------------
                                    Name:     Michael  S.  Fletcher
                                   Title:     Chief  Financial  Officer


Dated:     June  30,  2004